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                                                                    EXHIBIT 10.5
                              SEVERANCE AGREEMENT

              THIS AGREEMENT, dated January 1, 1999, (the "Effective Date") is made by and between Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), and Lynn A. Shapiro ("Executive").

              WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

              WHEREAS, the Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, who shall serve as General Counsel and Assistant Secretary of the Company.

              NOW, THEREFORE, the Company and Executive hereby agree as follows:

       1.     TERM OF AGREEMENT.

              The term of this Agreement shall commence on the Effective Date and shall continue in effect through the first anniversary of the Effective Date (the "Term"); PROVIDED, HOWEVER, that on each anniversary of the Effective Date during the Term, the Term shall automatically be extended for one additional year unless, not later than 90 days prior to any such anniversary, the Company or Executive shall have given written notice not to extend the Term.

       2.     COMPENSATION OTHER THAN SEVERANCE PAYMENTS.

              If Executive's employment shall be terminated for any reason during the Term, the Company shall pay Executive's full salary to Executive accrued through the date of Executive's termination of employment (the "Date of Termination") at the rate in effect immediately prior to the Date of Termination.

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       3.     SEVERANCE PAYMENTS.

              If Executive's employment is terminated by the Company other than for Cause (as defined below), then the Company shall pay Executive a severance payment equal to nine (9) months ("Severance Period") of Executive's annualized base salary ("Severance Payments"), in addition to any payments to which Executive is entitled under Section 2 hereof. Such Severance Payments shall be payable in substantially equal semimonthly installments during the Severance Period in accordance with the standard policies of the Company in existence from time-to-time; provided, that if such termination is within six months following a Change in Control (as defined below), the Company shall pay Executive such Severance Payment in a lump sum within sixty (60) days following a Change in Control. In addition, if Executive's employment is terminated by the Company other than for Cause within six months following a Change in Control, the vesting of any options held by Executive to purchase shares of stock of the Company shall immediately accelerate upon such termination following a Change in Control.

              Executive shall not be entitled to receive a Severance Payment hereunder if she voluntarily terminates her employment or is terminated by reason of death or disability or for Cause.

              3.1 CAUSE. For purposes of this Agreement, "Cause" shall mean the following:

              (i) Executive's Material breach, repudiation or failure to comply with or perform any of the terms of this Agreement, any of Executive's duties, or any of the Company's policies or procedures (including without limitation any such policies or procedures relating to conflicts of interests or standards of business conduct) or deliberate interference with the compliance by any other employee of the Company with any of the foregoing;

              (ii) the conviction of Executive for, or pleading by Executive of no contest (or similar plea) to, fraud, embezzlement, misappropriation of assets, malicious mischief, or any felony, other than a crime for which vicarious liability is imposed upon Executive solely by reason of Executive's position with the Company and not by reason of Executive's conduct; or


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              (iii)  any other act, omission, event or condition constituting cause for the discharge of any employee under applicable law.

              Before terminating the Agreement for Cause, the Company first shall have given Executive written notice specifying the nature of the breach, repudiation or failure to comply and thirty (30) days thereafter in which to cure such breach, repudiation or failure to comply, and Executive shall have failed to cure. For purposes of this Section 3, "Material" shall mean a breach, repudiation or failure that the Board determines has resulted or could result in material injury to the Company.

              3.2 CHANGE IN CONTROL for purposes of this agreement, a "Change in Control" shall be deemed to have occurred if:

                     (i) Any Person, as such term is used in section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time-to-time (the "Exchange Act"), as modified and used in sections 13(d) and 14(d) thereof, (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (E) a person or group as used in Rule 13d-1(b) under the Exchange
Act) is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                     (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended

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by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                     (iii) There is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least seventy-five percent (75%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                     (iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least seventy-five (75%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       4.     OFFSET.

              Although Executive shall not be required to mitigate damages under this Agreement by seeking other comparable employment or otherwise, the amount of any payment or benefit provided for in this Agreement shall be reduced by any compensation earned by or provided to Executive as the result of employment by an employer other than the Company prior to the expiration of the Term.

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       5.     NONCOMPETITION.

              During the Term, including the period, if any, with respect to which Executive shall be entitled to Severance Payments, Executive shall not engage in any activity that is or may be competitive with the business of the Company, directly or indirectly, whether or not for compensation, including, but not limited to, providing services similar to those provided by the Company; offering or soliciting or accepting an offer, to provide such services or taking any action to form, or become employed by, a firm or business to provide such services.

       6.     MISCELLANEOUS.

              6.1. CONFIDENTIALITY. Without limiting the scope of the Agreement Regarding Proprietary Information between the Parties, dated as of May 13, 1998 (the "Proprietary Information Agreement"), Executive agrees that all confidential and proprietary information relating to the business of the Company shall be kept and treated as confidential both during and after the Term of this Agreement, except as may be permitted in writing by the Board or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

              6.2. WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

              6.3. ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement (together with the Proprietary Information Agreement and any other agreements and plans referred to herein) represents the entire understanding between Executive and the Company with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to Executive from the Company. All modifications to this Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

              6.4. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by facsimile or first-class mail,

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certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

              If to The Company:   Alexandria Real Estate Equities, Inc.
                                   135 North Los Robles Avenue, Suite 250
                                   Pasadena, CA  91101
                                   Phone:        (626) 578-0777
                                   Facsimile:    (626) 578-0770
                                   Attn:   Joel S. Marcus, CEO

              If to Executive:     Lynn A. Shapiro
                                   22 Bermuda Court
                                   Manhattan Beach, CA 90266
                                   Phone: (310) 546-7920


              6.5. HEADINGS. The Paragraph headings herein are intended for reference only and shall not determine the construction or interpretation of this Agreement.

              6.6.   GOVERNING LAW.   This Agreement shall be governed by and
construed in accordance with the laws of the State of California without regard to its principles of conflicts of laws.

              6.7. ARBITRATION. Any dispute arising out of or relating to this Agreement that cannot be settled by good faith negotiation between the Parties shall be submitted to ENDISPUTE for final and binding arbitration pursuant to ENDISPUTE's Arbitration Rules incorporated herein by reference, which arbitration shall take place in Los Angeles, California and shall be the exclusive remedy of the Parties hereto. The resulting arbitration shall be deemed a final order of a court having jurisdiction over the subject matter, shall not be appealable, and shall be enforceable in any court of competent jurisdiction. Submission to arbitration shall not preclude the right of any party hereto involved in a dispute regarding this Agreement (each a "Disputing Party" and collectively, the "Disputing Parties") to institute proceedings at law or in equity for injunctive or other relief pending the arbitration of a matter subject to arbitration pursuant to this Agreement. Any documentation and information submitted by any party in the

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arbitration proceeding shall be kept strictly confidential by the Parties and the arbitrator.

              In addition to any other relief or award granted by the arbitrator to either Disputing Party, the arbitrator shall determine the extent to which each Disputing Party has prevailed as to the material issues raised in the arbitration, and, based upon such determination, shall apportion to each Disputing Party its ratable share of (i) the Disputing Parties' reasonable attorneys' fees and other costs reasonably incurred in the arbitration, (ii) the expense of the arbitrator, and (iii) all other expenses of the arbitration. The arbitrator shall make such determination and apportionment whether or not the dispute proceeds to a final award.

              6.8. SEVERABILITY. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

              6.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.


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              IN WITNESS WHEREOF, the Parties hereto have executed this
Agreement.

                                       The Company:

                                       ALEXANDRIA REAL ESTATE
                                       EQUITIES, INC.
                                       a Maryland corporation


                                       By: /s/ JOEL S. MARCUS
                                          -------------------------------------
                                           Joel S. Marcus
                                           Chief Executive Officer

                                       Date:  May [   ], 1998


                                       EXECUTIVE:

                                       /s/ LYNN ANNE SHAPIRO
                                       -------------------------------------
                                       Lynn A. Shapiro


                                       Date:  January 1, 1999




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